UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 7, 2018

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).          Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On May 7, 2018, NeuLion, Inc. (the “Company” or “NeuLion”) completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 26, 2018, by and among the Company, WME Entertainment Parent, LLC, a Delaware limited liability company (“Parent”), and Lion Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company, with the Company continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock (the “Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than shares held in the treasury of the Company and any shares owned by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent, or shares held by any person who has properly exercised and perfected appraisal rights under Delaware law) was automatically converted into the right to receive $0.84 in cash, net of applicable withholding taxes and without interest (the “Per Share Merger Consideration”).

At the Effective Time, (i) each issued and outstanding vested warrant to purchase shares of Common Stock having an exercise price per share of Common Stock subject to such vested warrant (solely to the extent vested) that is less than the Per Share Merger Consideration was converted into the right to receive, with respect to each such share of Common Stock subject to such warrant (solely to the extent vested), an amount equal to (x) the Per Share Merger Consideration, minus (y) the exercise price per share of Common Stock subject to such warrant (solely to the extent vested); (ii) each stock option of the Company, whether vested or unvested, outstanding immediately prior to the Merger was canceled, with the holder of such option becoming entitled to receive an amount in cash equal to (A) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price per share of Common Stock subject to such option, multiplied by (B) the number of shares of Common Stock subject to such option immediately prior to the Merger; and (iii) each restricted stock unit of the Company, whether vested or unvested, outstanding immediately prior to the Merger was canceled, with the holder of such restricted stock unit becoming entitled to receive an amount in cash equal to (A) the Per Share Merger Consideration multiplied by (B) the number of shares of Common Stock subject to such restricted stock unit immediately prior to the Merger.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2018 and is incorporated herein by reference.

Also on May 7, 2018, NeuLion completed the previously announced sale of certain assets relating to its business of providing web publishing, ticketing and donor management services to athletic conferences, colleges and universities to Stillwater Holding Company LLC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the Toronto Stock Exchange on April 27, 2018 of the pending consummation of the Merger and is in the process of delisting from that exchange.  The Company also has submitted the required notification with FINRA to terminate the quotation of the Common Stock on the OTC Markets.  The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the transactions contemplated by the Merger Agreement, the Company’s then-existing articles of incorporation, as amended and restated, and its then-existing bylaws, as amended and restated, were each amended and restated in their entirety, effective as of the Effective Time.  Copies of the articles of incorporation and bylaws of the Company are filed as Exhibits 3.2 and 3.3 hereto and are incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
3.1
Agreement and Plan of Merger, dated as of March 26, 2018, by and among WME Entertainment Parent, LLC, Lion Merger Sub, Inc. and NeuLion, Inc. (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K of NeuLion, Inc., which was filed with the SEC on March 27, 2018).

3.2	Second Amended and Restated Certificate of Incorporation of NeuLion, Inc.
3.3	Second Amended and Restated Bylaws of NeuLion, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: May 7, 2018	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	President and Chief Executive Officer